EXHIBIT 99.2

BBCN Bancorp Declares Quarterly Cash Dividend of $0.075 Per Share

LOS ANGELES , April 22, 2014 (GLOBE NEWSWIRE) -- BBCN Bancorp, Inc. (Nasdaq:BBCN) today announced that its Board of Directors declared a quarterly cash dividend of $0.075 per common share for the first quarter of 2014. The dividend will be payable on or about May 16, 2014 to all stockholders of record as of May 2, 2014.

Investor Conference Call

The Company will host an investor conference call on Tuesday, April 22, 2014 at 9:30 a.m. Pacific Time / 12:30 p.m. Eastern Time to review financial results for the first quarter of 2014. Investors and analysts may access the conference call by dialing 800-762-8779 (domestic) or 480-629-9645 (international), passcode 4678728 or "BBCN Bancorp." Other interested parties are invited to listen to a live webcast of the call available at the Investor Relations section of BBCN Bancorp's website at BBCNbank.com. After the live webcast, a replay will remain available in the Investor Relations section of BBCN Bancorp's website for one year. A replay of the call will be available at 800-406-7325 (domestic) or 303-590-3030 (international) through April 29, 2014, passcode 4678728.

About BBCN Bancorp, Inc.

BBCN Bancorp, Inc. is the holding company of BBCN Bank, the largest Korean-American bank in the nation with $6.7 billion in assets as of March 31, 2014. Headquartered in Los Angeles and serving a diverse mix of customers mirroring its communities, BBCN operates 49 branches in California, New York, New Jersey, Illinois, Washington and Virginia, along with six loan production offices in Seattle, Denver, Dallas, Atlanta, Northern California and Annandale, Virginia. BBCN specializes in core business banking products for small and medium-sized businesses, with an emphasis in commercial real estate and business lending, SBA lending and international trade financing. BBCN Bank is a California-chartered bank and its deposits are insured by the FDIC to the extent provided by law. BBCN is an Equal Opportunity Lender.

CONTACT: Angie Yang
         SVP, Investor Relations
         213-251-2219
         angie.yang@BBCNbank.com